Exhibit 99.1
Global Water Resources Brings Customer Service and Billing In-House

PHOENIX, AZ – December 24, 2019 – Global Water Resources, Inc. (NASDAQ: GWRS), (TSX: GWR), a pure-play water resource management company, has brought its entire utility back-office operations in-house, including customer service and billing. The move will allow the company to provide a greater focus and control over the already high quality of its customer service, as well as support the company’s plans for growth and expansion.
“As our business developed, we anticipated there would come a time when economies of scale and the desire for greater control over our customer service operations could necessitate bringing these services in-house,” said Global Water Resources president and CEO, Ron Fleming. “These plans were accelerated when our outsourced customer service and billing provider informed us that they would be closing their doors. While there will naturally be short-term costs and potential challenges associated with the transition, we’re excited about what this move means for our customers and stakeholders as we will have the ability to better control long-term service costs, along with benefits derived from a closer focus on customer experience and enhanced scalability of our operations.”
The company expects these benefits to especially come into play as it pursues expansion through organic growth, acquisitions and new projects like the Inland Port Arizona within the City of Coolidge announced earlier this year.
Further details about the transition are in the Form 8-K filed today available at www.sec.gov and the investor relations section of Global Water’s website at www.gwresources.com.

About Global Water Resources
Global Water Resources, Inc. is a leading water resource management company that owns and operates 12 utilities which provide water, wastewater, and recycled water services. The company’s service areas are located primarily in growth corridors around metropolitan Phoenix. Global Water recycles nearly 1 billion gallons of water annually.
The company has been recognized for its highly-effective implementation of Total Water Management (TWM), an integrated approach to managing the entire water cycle by owning and operating water, wastewater and recycled water utilities within the same geographic area to maximize the beneficial use of recycled water. TWM conserves water by using the right water for the right use and helps protect water supplies in water-scarce areas experiencing population growth. To learn more, visit www.gwresources.com.
Cautionary Note Regarding Forward-Looking Statements

This press release includes certain forward-looking statements which reflect the company's expectations regarding future events. The forward-looking statements involve a number of assumptions, risks, uncertainties, and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning our growth strategy, acquisition plans, expected results and benefits of the customer service and billing transition, and other statements that are not historical facts as well as statements identified by words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", or the negative of these terms, or other words of similar meaning. These statements are based on our current beliefs or expectations and are inherently subject to a number of risks, uncertainties, and assumptions, most of which are difficult to predict and many of which are beyond our control. Actual results may differ materially from these expectations due to the Company’s inability to achieve expected operating efficiencies as a result of the transition, changes in political, economic, business, market, regulatory, and other factors. Accordingly, investors are cautioned not to place undue reliance on any forward-looking statements, which reflect management’s views as of the date hereof. Additional factors that may affect future results are disclosed under the headings “Risk Factors” and “Management’s

Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission (the "SEC"), which are available at the SEC's website at www.sec.gov. This includes, but is not limited to, our Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent filings with the SEC. We undertake no obligation to publicly update any forward-looking statement, except as required by law, whether because of new information, future developments or otherwise.

Company Contact:
Michael J. Liebman
SVP and CFO
Tel (480) 999-5104
mike.liebman@gwresources.com

Investor Relations:
Ron Both, CMA
Tel (949) 432-7566
GWRS@cma.team

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